                                                                    EXHIBIT 23.1

              CONSENT OF ERNST AND YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-99648, 333-35801 and 333-65421) pertaining to the 1995 Stock
Option/Stock Issuance Plan and the Employee Stock Purchase Plan and in the Registration Statement (Form S-3 No. 333-24275) of Intevac, Inc. of our report dated January 19, 1999, with respect to the consolidated financial statements and schedule of Intevac, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                 /s/ ERNST & YOUNG LLP

San Jose, California
March 11, 1999